UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 752-6170

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 24, 2025, Cidara Therapeutics, Inc. (the “Company”) announced updates to its planned Phase 3 registrational trial of CD388 following its End-of-Phase 2 meeting with the U.S. Food and Drug Administration (the “FDA”). The Company is proceeding with an expanded and accelerated development plan seeking biologics license application (“BLA”) approval based on a single Phase 3 study. Based on FDA feedback the study population will be expanded to include adults over 65 years of age with no specific co-morbidities in addition to subjects over 12 years of age with high-risk comorbidities or immune compromised status, substantially increasing the initial number of patients potentially eligible to receive CD388 from approximately 50 million to well over 100 million people in the United States.

The planned Phase 3 study will be a global, multicenter, randomized, double-blind, placebo-controlled study to evaluate the safety and efficacy of a single 450-milligram dose of CD388 administered via subcutaneous injection at the beginning of the flu season. The Company intends to begin enrollment by the end of September 2025 in the Northern Hemisphere with continuation into the spring of 2026 in the Southern Hemisphere, with a target enrollment of 6,000 subjects. This represents a six-month acceleration from the prior plan to initiate the Phase 3 study in the spring of 2026 in the Southern Hemisphere. The study will include an interim analysis following the Northern Hemisphere flu season, to assess the trial size and powering assumptions and determine enrollment for the Southern Hemisphere flu season.

The Company believes that its existing cash, cash equivalents and restricted cash will be sufficient to fully fund its planned Phase 3 development program through completion.

In the Company’s planned Phase 3 study, participants will be randomized in a 1:1 ratio to receive either a 450-milligram dose of CD388 or placebo. The primary endpoint will be based on laboratory-confirmed influenza, body temperature ≥ 37.2°C (99°F), and new or worsening of either two respiratory symptoms (cough, sore throat, nasal congestion) or one respiratory symptom and one new systemic symptom (headache, fatigue, feeling feverish, or body aches).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the potential benefits of and future plans for CD388, the expected timing, study design and target enrollment for the planned Phase 3 registrational trial of CD388, the potential to obtain BLA approval based on a single Phase 3 clinical trial and the Company’s ability to fully fund the planned Phase 3 development program through completion. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to unanticipated delays in or negative results from the Company’s clinical trials and other risks related to clinical development, delays in action by regulatory authorities, other obstacles associated with the enrollment of patients or other aspects of CD388 or other drug-Fc conjugate development, having to use cash in ways other than as expected and other risks and uncertainties associated with the Company’s business in general described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with Securities and Exchange Commission (“SEC”) on August 7, 2025, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Except as required by law, the Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: September 24, 2025	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)